Exhibit 99.1

Contacts:
Investors
Brad Berning
ir@zillowgroup.com

Media
Chrissy Roebuck
press@zillow.com
Zillow Group Reports Third-Quarter 2022 Financial Results
SEATTLE — Nov. 2, 2022 — Zillow Group, Inc. (NASDAQ: Z and ZG), which is transforming the way people buy, sell, rent and finance homes, today announced its consolidated financial results for the three months ended Sept. 30, 2022.
Complete financial results for the third quarter and outlook for the fourth quarter of 2022 can be found in our shareholder letter on the Investor Relations section of Zillow Group’s website at https://investors.zillowgroup.com/investors/financials/quarterly-results/default.aspx.
“Through our many years helping people dream and shop on Zillow, we feel confident that customers want the end-to-end, integrated transaction experience we’re building in our housing super app,” said Zillow co-founder and CEO Rich Barton. “We’re making progress in each of our growth initiatives: touring, financing, seller solutions, enhancing our partner network and integrating our services. Having a well-capitalized business that produces operating cash flow gives us an advantage in navigating the choppiness of the current housing market.”
Recent highlights include:
•Zillow Group’s third-quarter consolidated results from continuing operations exceeded the company’s outlook for both revenue and Adjusted EBITDA.
•Consolidated Q3 revenue from continuing operations was $483 million, above the high end of the company’s outlook range.
◦IMT segment revenue of $457 million, while down 5% year over year, was above the high end of the company’s outlook range.
▪Premier Agent revenue decreased 13% year over year to $312 million, above the high end of the company’s outlook range primarily due to better-than-expected conversion rates, customer connections and retention rates during Q3. The year-over-year decrease was driven by macro housing market factors, including interest rate and home price increases, as well as tight inventory levels.
▪Rentals revenue increased 10% year over year to $74 million, better than the company’s expectations.
◦Mortgages segment revenue was $26 million, near the high end of the company’s outlook range, with purchase loan origination volume growing 24% compared to Q2 2022.
◦The wind-down of the company’s iBuying business was complete as of Sept. 30, 2022, and has been presented as discontinued operations for all periods presented.
•Consolidated GAAP net loss was $53 million and consolidated net loss from continuing operations was $51 million in Q3. Segment income (loss) from continuing operations before income taxes was $5 million for IMT and $(51) million for Mortgages.
•Consolidated Adjusted EBITDA from continuing operations was $130 million in Q3, exceeding the high end of the company’s Q3 outlook range. Adjusted EBITDA from continuing operations by segment in Q3 was $164 million for IMT and $(27) million for Mortgages. Consolidated Q3 results were driven primarily by higher-than-anticipated margins in our IMT segment.
•In Q3, the company launched real-time tours in Atlanta, demonstrating continued progress within its touring growth strategy. The company also announced ShowingTime+, a new, unified brand to integrate and simplify its best-in-class technology offerings for agents, brokers and multiple listing services.
•Traffic to Zillow Group’s mobile apps and websites in Q3 was 236 million average monthly unique users, an increase of 4% year over year. Visits during Q3 were 2.8 billion, up 4% year over year.
•Cash and investments of $3.5 billion at the end of Q3 were flat from $3.5 billion at the end of Q2 2022, after $176 million in share repurchases during the quarter. As of Sept. 30, 2022, $674 million remained under the company’s total repurchase authorizations of $1.8 billion. Convertible debt was $1.7 billion at the end of Q3.

Third Quarter 2022 Financial Highlights

The following table sets forth Zillow Group’s financial highlights for the periods presented (in millions, unaudited):

	Three Months Ended September 30,		2021 to 2022 % Change	Nine Months Ended September 30,		2021 to 2022 % Change
	2022	2021		2022	2021
Revenue:
IMT segment:
Premier Agent	$312	$359	(13)%	$1,008	$1,042	(3)%
Rentals	74	67	10%	206	204	1%
Other (1)	71	54	31%	208	156	33%
Total IMT segment revenue	457	480	(5)%	1,422	1,402	1%
Mortgages segment	26	70	(63)%	101	195	(48)%
Total revenue	$483	$550	(12)%	$1,523	$1,597	(5)%
Other Financial Data:
Gross profit	$394	$468		$1,245	$1,369
Income (loss) from continuing operations before income taxes:
IMT segment	$5	$130		$182	$407
Mortgages segment	(51)	(6)		(116)	(26)
Homes segment	(8)	(69)		(80)	(175)
Corporate items (2)	6	(42)		(3)	(110)
Total income (loss) from continuing operations before income taxes	$(48)	$13		$(17)	$96
Net loss	$(53)	$(329)		$(29)	$(267)
Net income (loss) from continuing operations	$(51)	$18		$(16)	$96
Adjusted EBITDA (3):
IMT segment	$164	$206		$559	$633
Mortgages segment	(27)	5		(60)	5
Homes segment	(7)	(55)		(58)	(138)
Total Adjusted EBITDA	$130	$156		$441	$500
Percentage of Revenue:
Gross profit	82%	85%		82%	86%
Income (loss) from continuing operations before income taxes:
IMT segment	1%	27%		13%	29%
Mortgages segment	(196)%	(9)%		(115)%	(13)%
Homes segment	N/A	N/A		N/A	N/A
Corporate items (2)	N/A	N/A		N/A	N/A
Total income (loss) from continuing operations before income taxes	(10)%	2%		(1)%	6%
Net loss	(11)%	(60)%		(2)%	(17)%
Net income (loss) from continuing operations	(11)%	3%		(1)%	6%
Adjusted EBITDA:
IMT segment	36%	43%		39%	45%
Mortgages segment	(104)%	7%		(59)%	3%
Homes segment	N/A	N/A		N/A	N/A
Total Adjusted EBITDA	27%	28%		29%	31%
(1) Other IMT segment revenue includes revenue generated by new construction and display advertising, as well as revenue from StreetEasy and from ShowingTime+, which houses ShowingTime (acquired on Sept. 30, 2021), Bridge Interactive, dotloop and interactive floor plans, and other advertising and business software solutions.
(2) Certain corporate items are not directly attributable to any of our segments, including loss on extinguishment of debt, interest income earned on our short-term investments included in other income and interest costs on our convertible senior notes included in interest expense.
(3) Adjusted EBITDA is a non-GAAP financial measure; it is not calculated or presented in accordance with U.S. generally accepted accounting principles, or GAAP. See below for more information regarding our presentation of Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net loss on a consolidated basis and income (loss) from continuing operations before income taxes for each segment, for each of the periods presented. Adjusted EBITDA on a consolidated basis and for each segment excludes the impact of discontinued operations.

Conference Call and Webcast Information
The company will host a live conference call to discuss these results today at 2 p.m. Pacific Time (5 p.m. Eastern Time). A shareholder letter and link to both the live webcast and recorded replay of the call may be accessed in the Quarterly Results section of Zillow Group’s Investor Relations website. Participants must register for the live call in advance at https://www.netroadshow.com/events/login?show=856b6528&confId=42486 to receive emailed instructions. This pre-registration process is designed to reduce delays due to operator congestion when accessing the live call.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding the future performance and operation of our business, the current and future health and stability of the residential housing market and economy, volatility of mortgage interest rates, and our expectations regarding future shifts in behavior by consumers and employees. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “predict,” “will,” “projections,” “continue,” “estimate,” “outlook,” “guidance,” “would,” “could,” or similar expressions constitute forward-looking statements. Forward-looking statements are made based on assumptions as of Nov. 2, 2022, and although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee these results. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control.
Factors that may contribute to such differences include, but are not limited to: the current and future health and stability of the economy, financial conditions and residential housing market, including any extended downturn or slowdown; changes in general economic and financial conditions (including federal monetary policy, interest rates, inflation, home price fluctuations, and housing inventory) that may reduce demand for our products and services, lower our profitability or reduce our access to financing; actual or anticipated changes in our rates of growth and innovation relative to those of our competitors; actual or anticipated fluctuations in our financial condition and results of operations; changes in projected operational and financial results; investment of resources to pursue strategies and develop new products and services that may not prove effective or that are not attractive to customers and real estate partners; the duration and impact of the COVID-19 pandemic (including variants) or other public health crises on our ability to operate, demand for our products or services, or general economic conditions; addition or loss of a significant number of customers; acquisitions, strategic partnerships, joint ventures, capital-raising activities or other corporate transactions or commitments by us or our competitors; actual or anticipated changes in technology, products, markets or services by us or our competitors; ability to protect the information and privacy of our customers and other third parties; ability to protect our brand and intellectual property; ability to obtain or maintain licenses and permits to support our current and future businesses; ability to comply with multiple listing service rules and requirements to access and use listing data, and to maintain or establish relationships with listings and data providers; ability to operate and grow our mortgage origination business, including the ability to obtain sufficient financing and resell originated mortgages on the secondary market; the impact of natural disasters and other catastrophic events; changes in laws or government regulation affecting our business; and the impact of pending or future litigation or regulatory actions.
The foregoing list of risks and uncertainties is illustrative but not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2021, and in future quarterly and annual reports. Except as may be required by law, Zillow Group does not intend and undertakes no duty to update this information to reflect future events or circumstances.
About Zillow Group, Inc.
Zillow Group, Inc. (NASDAQ: Z and ZG) is reimagining real estate to make it easier to unlock life’s next chapter. As the most visited real estate website in the United States, Zillow® and its affiliates offer customers an on-demand experience for selling, buying, renting or financing with transparency and ease.
Zillow Group’s affiliates and subsidiaries include Zillow®; Zillow Premier Agent®; Zillow Home Loans™; Zillow Closing Services™; Trulia®; Out East®; StreetEasy®; HotPads®; and ShowingTime+™, which houses ShowingTime®, Bridge Interactive®, dotloop® and interactive floor plans. Zillow Home Loans, LLC is an Equal Housing Lender, NMLS #10287 (www.nmlsconsumeraccess.org).
Please visit https://investors.zillowgroup.com, www.zillowgroup.com/news, and www.twitter.com/zillowgroup, where Zillow Group discloses information about the company, its financial information and its business that may be deemed material.
The Zillow Group logo is available at https://zillowgroup.mediaroom.com/logos-photos.
(ZFIN)

Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA in total and for each segment, each a non-GAAP financial measure. We have provided a reconciliation below of Adjusted EBITDA in total to net loss and Adjusted EBITDA by segment to income (loss) from continuing operations before income taxes for each segment, the most directly comparable U.S. generally accepted accounting principles (“GAAP”) financial measures.
Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.
Our use of Adjusted EBITDA in total and for each segment has limitations as an analytical tool, and you should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not reflect the results of discontinued operations;
•Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect restructuring costs;
•Adjusted EBITDA does not reflect acquisition-related costs;
•Adjusted EBITDA does not reflect loss on extinguishment of debt;
•Adjusted EBITDA does not reflect interest expense or other income;
•Adjusted EBITDA does not reflect income taxes; and
•Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently from the way we do, limiting its usefulness as a comparative measure.
Because of these limitations, you should consider Adjusted EBITDA in total and for each segment alongside other financial performance measures, including various cash-flow metrics, net loss, income (loss) from continuing operations before income taxes for each segment, and our other GAAP results.

Adjusted EBITDA
The following tables present a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net loss on a consolidated basis and income (loss) from continuing operations before income taxes for each segment, for each of the periods presented (in millions, unaudited):

	Three Months Ended September 30, 2022
	IMT	Mortgages	Homes	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Income (Loss) From Continuing Operations Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(53)
Loss from discontinued operations, net of income taxes	N/A	N/A	N/A	N/A	2
Income taxes	N/A	N/A	N/A	N/A	3
Income (loss) from continuing operations before income taxes	$5	$(51)	$(8)	$6	$(48)
Other expense (income), net	4	(1)	—	(15)	(12)
Depreciation and amortization	32	2	—	—	34
Share-based compensation	123	23	1	—	147
Interest expense	—	—	—	9	9
Adjusted EBITDA	$164	$(27)	$(7)	$—	$130

	Three Months Ended September 30, 2021
	IMT	Mortgages	Homes	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Income (Loss) From Continuing Operations Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(329)
Loss from discontinued operations, net of income taxes	N/A	N/A	N/A	N/A	347
Income taxes	N/A	N/A	N/A	N/A	(5)
Income (loss) from continuing operations before income taxes	$130	$(6)	$(69)	$(42)	$13
Other income, net	—	(1)	—	(1)	(2)
Depreciation and amortization	23	2	3	—	28
Share-based compensation	50	9	11	—	70
Acquisition-related costs	3	—	—	—	3
Loss on extinguishment of debt	—	—	—	15	15
Interest expense	—	1	—	28	29
Adjusted EBITDA	$206	$5	$(55)	$—	$156

	Nine Months Ended September 30, 2022
	IMT	Mortgages	Homes	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Income (Loss) From Continuing Operations Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(29)
Loss from discontinued operations, net of income taxes	N/A	N/A	N/A	N/A	13
Income taxes	N/A	N/A	N/A	N/A	(1)
Income (loss) from continuing operations before income taxes	$182	$(116)	$(80)	$(3)	$(17)
Other expense (income), net	4	(2)	—	(21)	(19)
Depreciation and amortization	104	8	2	—	114
Share-based compensation	263	46	14	—	323
Restructuring costs	6	2	6	—	14
Interest expense	—	2	—	24	26
Adjusted EBITDA	$559	$(60)	$(58)	$—	$441

	Nine Months Ended September 30, 2021
	IMT	Mortgages	Homes	Corporate Items (2)	Consolidated
Reconciliation of Adjusted EBITDA to Net Loss and Income (Loss) From Continuing Operations Before Income Taxes:
Net loss (1)	N/A	N/A	N/A	N/A	$(267)
Loss from discontinued operations, net of income taxes	N/A	N/A	N/A	N/A	363
Income taxes	N/A	N/A	N/A	N/A	—
Income (loss) from continuing operations before income taxes	$407	$(26)	$(175)	$(110)	$96
Other income, net	—	(3)	—	(2)	(5)
Depreciation and amortization	68	5	8	—	81
Share-based compensation	150	25	29	—	204
Acquisition-related costs	8	—	—	—	8
Loss on extinguishment of debt	—	—	—	17	17
Interest expense	—	4	—	95	99
Adjusted EBITDA	$633	$5	$(138)	$—	$500

(1) We use income (loss) from continuing operations before income taxes as our profitability measure in making operating decisions and assessing the performance of our segments; therefore, net loss and income taxes are calculated and presented only on a consolidated basis within our financial statements.
(2) Certain corporate items are not directly attributable to any of our segments, including the loss on extinguishment of debt, interest income earned on our short-term investments included in other income and interest costs on our convertible senior notes included in interest expense.